                                                                     EXHIBIT (F)


                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1994-A Monthly Statement


Trust Distribution Date: June 15, 1998        Due Period Ending:  May 31, 1998

Pursuant to the Series Supplement dated as of December 20, 1994 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

          Series  1994-A                                   Total         Interest      Principal
             Class A      30 days at 5.899497080%      $4.916247567   $4.916247567   $0.000000000

2.      Principal Receivables at the end of the Due Period

      (a) Aggregate Investor Interest                       $17,270,975,009.33
          Seller Interest                                    $2,843,199,440.26

          Total Master Trust                                $20,114,174,449.59


      (b) Group One Investor Interest                       $14,720,975,009.33

      (c) Group Two Investor Interest                        $2,550,000,000.00

      (d) Series 1994-A Investor Interest                    $2,550,000,000.00

      (e) Class A Investor Interest                          $2,550,000,000.00

          Class B Investor Interest                                      $0.00

3.      Allocation of Receivables Collected During the Due Period

                                                                       Finance Charge          Principal         Yield
                                                                        Collections           Collections     Collections
      (a) Allocation of Collections between Investor and Seller

          Aggregate Investor Allocation.                               $294,123,203.14     $2,129,318,580.97     $0.00

          Seller:                                                      $ 46,060,931.87     $  333,460,254.30     $0.00

      (b) Group One Allocation                                         $251,021,873.23     $1,817,284,502.55     $0.00

      (c) Group Two Allocation                                         $ 43,101,329.91     $  312,034,078.42     $0.00

      (d) Series 1994-A Allocations                                    $ 43,101,329.91     $  312,034,078.42     $0.00

      (e) Class A Allocations                                          $ 43,101,329.91     $  312,034,078.42     $0.00

          Class B Allocations                                                    $0.00                 $0.00     $0.00

4.      Information Concerning the Series Principal Funding Accounts ("SPFA")

                    Deposits into the SPFAs

                                This Due      Total     Deposit Deficit    Investment
                                 Period      Deposits       Amount           Income
          Series 1994-A          $0.00         $0.00         0.00            $0.00

5.      Information Concerning Amount of Controlled Liquidation Payments

                                                                     Total Payments
                                   Amount Paid      Deficit Amount     Through This
                                 This Due Period    This Due Period     Due Period
          Series 1994-A               $0.00             $0.00              $0.00

6.      Information Concerning the Series Interest Funding Accounts ("SIFA")

                                            Deposits Into the
                                               SIFAs This
                                               Due Period            SIFA Balance
          Series 1994-A                       $12,536,431.30            $0.00

7.      Pool Factors

                                                               This Due Period
          Class A                                                1.00000000

          Class B                                                0.00000000

8.      Investor Charged-Off Amount

                                                                     Cumulative
                                                                      Investor
                                                                     Charged-Off
                                             This Due Period            Amount
      (a) Group One                          $107,249,256.78            $0.00

      (b) Group Two                           $18,415,070.92            $0.00

      (c) Series 1994-A                       $18,415,070.92            $0.00

      (d) Class A                             $18,415,070.92            $0.00

          Class B                                      $0.00            $0.00

9.      Investor Losses This Due Period

                                                                  Per $1,000 of
                                                                Original Invested
                                                       Total        Principal
      (a) Group One                                    $0.00          $0.00

      (b) Group Two                                    $0.00          $0.00

      (c) Series 1994-A                                $0.00          $0.00

      (d) Class A                                      $0.00          $0.00

          Class B                                      $0.00          $0.00

10.     Reimbursement of Investor Losses This Due Period

                                                                  Per $1,000 of
                                                                 Original Invested
                                                       Total        Principal
      (a) Group One                                    $0.00          $0.00

      (b) Group Two                                    $0.00          $0.00

      (c) Series 1994-A                                $0.00          $0.00

      (d) Class A                                      $0.00          $0.00

          Class B                                      $0.00          $0.00

11.     Aggregate Amount of Unreimbursed Investor Losses

                                                                  Per $1,000 of
                                                                Original Invested
                                                     Total          Principal
      (a) Group One                                    $0.00          $0.00

      (b) Group Two                                    $0.00          $0.00

      (c) Series 1994-A                                $0.00          $0.00

      (d) Class A                                      $0.00          $0.00

          Class B                                      $0.00          $0.00

12.     Investor Monthly Servicing Fee Payable at the end of the Due Period

      (a) Group One                                           $24,750,236.10

      (b) Group Two                                            $4,250,000.00

      (c) Series 1994-A                                        $4,250,000.00

      (d) Class A                                              $4,250,000.00

          Class B                                                      $0.00

13.     Class Available Subordinated Amount at the end of the Due Period

                                                                     As a Percentage
                                                                        of Class A
                                                          Total       Invested Amount
          Series 1994-A Class B                           $0.00           0.0000%

14.     Total Available Credit Enhancement Amounts

                                                      Shared Amount       Class B Amount
          Maximum Amount                             $204,000,000.00         $0.00

          Available Amount                           $204,000,000.00         $0.00

          Amount of Drawings on Credit Enhancement
           for this Due Period                                 $0.00         $0.00

15.     Delinquency Summary

        End of Due Period Master Trust Receivables Outstanding    $20,416,422,482.04

                                Delinquent Amount   Percentage of Ending
          Payment Status        Ending Balance      Receivables Outstanding
          30-59 days            $554,513,215.19          2.72%

          60-179 days           $932,105,840.72          4.57%


                                     U.S. BANK NATIONAL ASSOCIATION
                                     as Trustee


                                   BY: ____________________________
                                            Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1994-A Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

        The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of December 20, 1994 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1994-A Master Trust Certificates for the Distribution Date occurring on June 15, 1998:


1.      Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.      The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.      The aggregate amount of Collections processed during the related Due
        Period is equal to                                     $2,802,962,970.21

4.      The aggregate amount of Class A Principal Collections processed during
        the related Due Period is equal to                       $312,034,078.42

5.      The aggregate amount of Class A Finance Charge Collections processed
        during the related Due Period is equal to                 $43,101,329.91

6a. The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during the related Due Period is equal
        to                                                                 $0.00

6b.     The aggregate amount of Class A Additional Funds for this Distribution
        date is equal to                                                   $0.00

7.      The sum of all amounts payable to the Class A Certificateholders on the
        current Distribution Date is equal to                     $12,536,431.30

8. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series
        Supplement:

        (a)     with respect to the Class A Required Amount Shortfall is equal
                to                                                         $0.00

        (b)     with respect to the Class A Cumulative Investor Charged-Off
                Amount is equal to                                         $0.00

        (c)     with respect to the Class A Investor Interest is equal to  $0.00

9. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of June, 1998.



                               GREENWOOD TRUST COMPANY
                                 as Master Servicer

                               By:_________________________
                               Vice President, Director of Accounting,
                               and Treasurer